                                                                  EXHIBIT 10.47

                           WAIVER AND FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of November 13, 2000 is entered into by and among U.S. PLASTIC LUMBER CORP., a Nevada corporation (the "Company"), the financial institutions listed on the signature pages hereof (collectively, the "Banks"), and Bank of America, N.A., as agent (in such capacity, the "Administrative Agent") for the Banks.

                              W I T N E S S E T H:

         WHEREAS, the Company, the Banks and the Administrative Agent are parties to a Credit Agreement dated as of June 30, 2000 (the "Existing Credit Agreement" and, as amended and modified by this Amendment, the "Amended Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Existing Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1 DEFINED TERMS. Terms defined in the Existing Credit Agreement and not otherwise defined herein are used herein as therein defined.

         SECTION 2 AMENDMENTS TO EXISTING CREDIT AGREEMENT.

         2.1 Definition of Base Rate Margin. The definition of Base Rate Margin in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "Base Rate Margin means 3.50%; provided that the Base Rate Margin shall be decreased to (i) 3.25% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $4,000,000 of Net Cash Proceeds from the issuance of Equity or Equity Equivalents by the Company after November 13, 2000, (ii) 3.00% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $6,000,000 of Net Cash Proceeds from the issuance of Equity or Equity Equivalents by the Company after November 13, 2000, (iii) 2.75% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $8,000,000 of Net Cash Proceeds from the issuance of Equity or Equity Equivalents by the Company after

         November 13, 2000, and (iv) the levels established in the pricing grid set forth in Schedule 1.1 on the first date on which (w) the pricing is scheduled to be adjusted pursuant to Schedule 1.1, (x) the Company has achieved Compliance with 9/30/01 Covenants, (y) no Event of Default or Unmatured Event of Default exists and (z) the Company has either voluntarily prepaid Term Loans by an amount not less than the Designated Amount or prepaid the Term Loans in full."

         2.2 Definition of Borrowing Base. The definition of Borrowing Base in
Section 1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "Borrowing Base means, at any time of determination, the sum of (i) 80% of Eligible Accounts Receivable, plus (ii) (A) through April 15, 2001, the least of (1) 50% of Eligible Inventory, (2) 100% of the amount determined pursuant to clause (i), or (3) $5,000,000, and (B) after April 15, 2001, the least of (1) 50% of Eligible Inventory, (2) 50% of the amount determined pursuant to clause (i), or (3) $5,000,000, plus
         (iii) the Specified Percentage of the Initial Equipment Value of all Eligible Equipment."

         2.3 Definition of EBITDA. The definition of EBITDA in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period; provided that for purposes of calculating the Interest Coverage Ratio for the Computation Period ending June 30, 2001, EBITDA shall be calculated based on an annualization of the last three Fiscal Quarters ending on that date."

         2.4 Definition of Eligible Accounts Receivable. Clause (7) of the definition of Eligible Accounts Receivable in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "(7) such account receivable is not outstanding more than 90 days after the date of such original invoice therefor, unless such account receivable arises in connection with the Company's winter buying program (and is readily identifiable as such) in which case such account receivable is not outstanding more than 150 days after the date of such invoice; provided that in no event shall the aggregate amount of all Eligible Accounts Receivable arising in connection with the winter buying program exceed $2,000,000;"

         2.5 Definition of Eurodollar Margin. The definition of Eurodollar Margin in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "Eurodollar Margin means 4.75%; provided that the Eurodollar Margin shall be decreased to (i) 4.50% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $4,000,000 of Net Cash Proceeds from the issuance of

         Equity or Equity Equivalents by the Company after November 13, 2000,
         (ii) 4.25% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $6,000,000 of Net Cash Proceeds from the issuance of Equity or Equity Equivalents by the Company after November 13, 2000, (iii) 4.00% upon completion of the sale of the assets described in the side letter of even date herewith and receipt by the Company of $8,000,000 of Net Cash Proceeds from the issuance of Equity or Equity Equivalents by the Company after November 13, 2000, and (iv) the levels established in the pricing grid set forth in Schedule 1.1 on the first date on which (w) the pricing is scheduled to be adjusted pursuant to Schedule 1.1, (x) the Company has achieved Compliance with 9/30/01 Covenants, (y) no Event of Default or Unmatured Event of Default exists and (z) the Company has either voluntarily prepaid Term Loans by an amount not less than the Designated Amount or prepaid the Term Loans in full."

         2.6 Additional Definitions. The following definitions shall be added to
Section 1.1 of the Existing Credit Agreement in appropriate alphabetical sequence:

         "Chicago Facility means the facility operated by the Company and located at 2600 West Roosevelt Avenue, Chicago, Illinois."

         "Compliance with 9/30/01 Covenants means that, as of the end of a Fiscal Quarter, (a) no Event of Default or Unmatured Event of Default exists and (b) the Company would be in compliance with each of the financial covenants set forth in Section 10.6.2 through 10.6.7 assuming that the ratios and requirements for September 30, 2001 were applicable."

         "Designated Amount means an amount equal to 25% of the aggregate Net Cash Proceeds from the issuance of Equity or Equity Equivalents after June 30, 2000 and prior to March 31, 2001."

         "Equity or Equity Equivalents means any of (a) common stock, (b) preferred stock with quarterly cash dividends not exceeding 10% per annum, or (c) convertible subordinated debentures which are unsecured, do not require cash interest payments prior to December 31, 2003, have a tenor of at least 5 years, have no financial covenants, may not be repaid without Required Banks' approval and have other terms and conditions (including subordination terms) acceptable to the Required Banks."

         2.7 Changes in Commitment Amount. Section 6.2.1 of the Existing Credit Agreement is renumbered as "Section 6.2" and moved to be in appropriate numerical sequence, Section 6.2 of the Existing Credit Agreement is renumbered as "Section 6.2.1" and moved to be in appropriate numerical sequence and the following new Section 6.2.3 is inserted in the Existing Credit Agreement in appropriate numerical sequence:

         "6.2.3 Mandatory Reduction of the Revolving Commitments. Unless the Required Banks consent otherwise, the Revolving Commitment Amount shall be reduced immediately by an amount equal to the amount of any Net Cash Proceeds received concurrently with or after repayment in full of the Term Loans (excluding any portion thereof used to prepay Term Loans). Notwithstanding the foregoing, with the approval of the Required Banks, the Revolving Commitment Amount shall not be required to be reduced with Net Cash Proceeds from the sale of Clean Earth, Inc. to the extent such Net Cash Proceeds are used to repay amounts outstanding under the Stout Note."

         2.8 Mandatory Prepayments. Clauses (a) and (b) of Section 6.3.2 of the Existing Credit Agreement are deleted in their entirety and the following is substituted therefor:

         (a) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from the issuance of any Equity or Equity Equivalents (excluding any such issuance by a Subsidiary to the Company or another Subsidiary), the Company shall make a prepayment of the Loans in an amount equal to the Specified Percentage (as defined below) of such Net Cash Proceeds for such Fiscal Year except to the extent (x) such issuance is in connection with an acquisition permitted by Section 10.11, or (y) the first $8,000,000 of Net Cash Proceeds received after November 13, 2000 and prior to April 1, 2001 is used for working capital and other general corporate purposes. The "Specified Percentage" shall be (i) 75% so long as the Funded Debt to Adjusted EBITDA Ratio is greater than or equal to 3.0 to 1.0, (ii) 50% so long as the Funded Debt to Adjusted EBITDA Ratio is greater than or equal to
         2.0 to 1 but less than 3.0 to 1.0, and (iii) 0% so long as the Funded Debt to Adjusted EBITDA Ratio is less than 2.0 to 1.0. For purposes hereof, Funded Debt shall be calculated as of the date of receipt of any Net Cash Proceeds, Adjusted EBITDA shall be based on the most recently submitted financial statements and the determination of the Specified Percentage shall be based on the Funded Debt to Adjusted EBITDA Ratio as determined immediately after receipt of any Net Cash Proceeds and prior to giving effect to any required prepayments.

         (b) Concurrently with the receipt by the Company of any Net Cash Proceeds from any Asset Sales (excluding, so long as no Event of Default or Unmatured Event of Default exists, the first $1,250,000 of Net Cash Proceeds received during the period from January 1, 2001 to March 31, 2001 from the sale of the assets described in the side letter of even date herewith), the Company shall make a prepayment of the Loans in an amount equal to 100% (or, if such Net Cash Proceeds are from the sale and leaseback of the Chicago Facility, 50%) of such Net Cash Proceeds; provided that no prepayment shall be required pursuant to this clause (b) unless and until the aggregate amount of all Net Cash Proceeds which would be required to be prepaid pursuant to this clause (b) absent this proviso, minus all Net Cash Proceeds previously applied pursuant to this proviso, equals or exceeds $100,000."

The following new clause (e) is inserted at the end of Section 6.3.2:

         "(e) If at any time the Revolving Commitment Amount is reduced pursuant to Section 6.2.3, the Company shall immediately make a prepayment of outstanding Revolving Loans (or provide cash collateral for outstanding Letters of Credit) in the amount, if any, by which the Revolving Amount Outstandings exceed the Revolving Commitment."

         2.9 Application of Mandatory Prepayments of the Loans. Section 6.3.3 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "6.3.3 Application of Mandatory Prepayments of Term Loans. Each mandatory prepayment of Term Loans pursuant to clause (a) or (c) of
         Section 6.3.2 shall be applied to the outstanding Term Loans on a pro rata basis with respect to each remaining installment thereof until such Term Loans shall have been fully prepaid. Each mandatory prepayment of Term Loans pursuant to clause (b) of Section 6.3.2 shall be applied first, to the next scheduled quarterly repayment of the outstanding Term Loans up to an aggregate of $6,250,000, and second, to the remaining quarterly repayments of the outstanding Term Loans in the inverse order of maturity until such Term Loans shall have been fully prepaid; provided that any Net Cash Proceeds from the sale of Clean Earth, Inc. shall be applied to the outstanding Term Loans on a pro rata basis with respect to each remaining installment thereof until such Term Loans shall have been fully prepaid. Prepayments shall be applied pro rata to the applicable Term Loans of all Banks in accordance with their Percentages."

         2.10 Audit Report. Section 10.1.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by KPMG LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the chief financial officer of the Company; and (c) not later than 45 days after the end of each Fiscal Year, preliminary financial statements."

         2.11 Quarterly Reports. Section 10.1.2 of the Existing Credit Agreement is amended by deleting the number "50" appearing in the first line thereof and inserting "45" in lieu thereof.

         2.12 Monthly Reports. Section 10.1.3 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.1.3 Monthly Reports. Promptly when available and in any event within 30 days after the end of each of the first two months of each Fiscal Quarter and 45 days after the end of each Fiscal Quarter, (a) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month including consolidations by product line and production facility with respect to the plastics division, and consolidated cash flow statements for such month including any variance from the budget/forecast and the prior Fiscal Year, certified by the chief financial officer of the Company, (b) a detailed report of Capital Expenditures by the Company and its Subsidiaries as of the end of such month including any variance from the budget/ forecast, (c) a progress report with respect to the Company's capital raising efforts and (d) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such monthly financial statements and signed by the chief financial officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 (and, in the case of each compliance certificate issued prior to June 30, 2001, a computation of the Funded Debt to Adjusted EBITDA Ratio and the Senior Funded Debt to Adjusted EBITDA Ratio) and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it."

         2.13 Projections. Section 10.1.9 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.1.9 Projections. (a) As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with the projections delivered by the Company to the Administrative Agent prior to the Effective Date; and
         (b) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, updates of such financial projections."

         2.14 Reports. The Existing Credit Agreement is amended by adding the following Section 10.1.11 thereto in appropriate numerical sequence and re-numbering the existing Section 10.1.11 as Section 10.1.12:

         "10.1.11 Weekly Reports. As soon as practicable and in any event within 5 days after the end of each week, (a) a report outlining any major business developments with respect to the Company and its Subsidiaries and, (b) a Borrowing Base Certificate signed by the chief financial officer of the Company as of the last day of such week."

         2.15 Minimum Net Worth. Section 10.6.1 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.6.1 Minimum Net Worth. Not permit Net Worth at any time to be less than $75 million plus 75% of positive quarterly Consolidated Net Income plus 100% of Net Cash Proceeds from the issuance of Equity or Equity Equivalents after June 30, 2000."

         2.16 Minimum Interest Coverage. Section 10.6.2 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.6.2 Minimum Interest Coverage. Not permit the Interest Coverage Ratio as of the last date of any Computation Period to be less than the applicable ratio set forth below:

                  Computation
                  Period Ending:                      Interest Coverage Ratio:
                  --------------                      ------------------------

         September 30, 2000 through March 31, 2001            1.50 to 1.0
         June 30, 2001                                        1.75 to 1.0
         September 30, 2001                                   2.00 to 1.0
         December 31, 2001 and thereafter                     3.00 to 1.0."

         2.17 Funded Debt to Adjusted EBITDA Ratio. Section 10.6.3 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.6.3 Funded Debt to Adjusted EBITDA Ratio. Not permit the Funded Debt to Adjusted EBITDA Ratio as of the last date of any Computation Period to exceed the applicable ratio set forth below:

                  Computation                              Funded Debt to
                  Period Ending:                       Adjusted EBITDA Ratio:
                  --------------                       ----------------------

         June 30, 2001                                        3.75 to 1.0
         September 30, 2001 through December 31, 2001         3.50 to 1.0
         March 31, 2002 and thereafter                        3.25 to 1.0."

         2.18 Senior Funded Debt to Adjusted EBITDA Ratio. Section 10.6.4 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.6.4 Senior Funded Debt to Adjusted EBITDA Ratio. Not permit the Senior Funded Debt to Adjusted EBITDA Ratio as of the last date of any Computation Period to exceed the applicable ratio set forth below:

                  Computation                           Senior Funded Debt to
                  Period Ending:                        Adjusted EBITDA Ratio:
                  --------------                        ----------------------

         June 30, 2001                                        3.25 to 1.0
         September 30, 2001 through December 31, 2001         3.00 to 1.0
         March 31, 2002 and thereafter                        2.75 to 1.0."

         2.19 Capital Expenditures. Section 10.6.6 of the Existing Credit Agreement is deleted in its entirety and the following is substituted therefor:

         "10.6.6 Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures (excluding amounts, if any, paid to consummate acquisiti ons permitt ed by Section 10.11(c) which constitute Capital Expenditures) made by the Company and its Subsidiaries to exceed (a) during the Fiscal Quarter ending December 31, 2000, $2,120,000; (b) during any Fiscal Quarter thereafter until the Company has achieved Compliance with 9/30/01 Covenants, $1,250,000 plus the Additional CapEx Amount (as defined below); and (c) during any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter on or after the date on which the Company has achieved Compliance with 9/30/01 Covenants, 125% of the sum of depreciation expense plus amortization expense of the Company and its Subsidiaries for such period of four consecutive Fiscal Quarters. For purposes of clause (b) above, the Additional CapEx Amount for any Fiscal Quarter shall be (i) $500,000 if by the last day of such Fiscal Quarter the Company has completed the sale of the assets described in the side letter of even date herewith and received at least $6,000,000 in Net Cash Proceeds from the issuance of Equity or Equity Equivalents after November 13, 2000; and (ii) $1,000,000 if the Company has completed the sale of the assets described in the side letter of even date herewith and received at least $8,000,000 in Net Cash Proceeds from the issuance of Equity or Equity Equivalents after November 13, 2000."

         2.20 Financial Covenants. The Existing Credit Agreement is amended by adding the following Section 10.6.8 thereto in appropriate numerical sequence:

         "10.6.8 Minimum EBITDA. Not permit the cumulative monthly EBITDA as of the last day of any calendar month beginning with the calendar month ending October 31, 2000 through the calendar month ending March 31, 2001 to be less than the applicable amount set forth below:

            Month Ending:                                   Minimum EBITDA
            -------------                                   --------------

         October 31, 2000                                    $  800,000
         November 30, 2000                                   $1,800,000
         December 31, 2000                                   $3,000,000
         January 31, 2001                                    $3,600,000
         February 28, 2001                                   $4,200,000
         March 31, 2001                                      $4,800,000;

         and not permit the EBITDA for the month ending April 30, 2001 to be less than $1,500,000 and for the month ending May 31, 2001 to be less than $2,000,000."

         2.21 Events of Default. The Existing Credit Agreement is amended by adding the following Section 12.1.12 thereto in appropriate numerical sequence:

         "12.1.12 Additional Equity. The Company shall fail to receive Net Cash Proceeds from the issuance of Equity or Equity Equivalents after November 13, 2000 in an aggregate amount equal to at least (i) $2,000,000 by November 30, 2000, (ii) $4,000,000 (including any amount referred to in clause (i)) by December 26, 2000, and (iii) $4,500,000 (including any amounts referred to in clauses (i) and (ii)) by January 31, 2001."

         2.22 Permitted Acquisitions and Asset Sales. Section 10.11 of the Existing Credit Agreement is amended by deleting clauses (c) and (d) in their entirety and substituting the following therefor:

         "(c) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any Person where the Required Banks have consented to such purchase or acquisition; and (d) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000; provided that the Company may dispose of Clean Earth, Inc. with the consent of the Required Banks, which consent shall not be unreasonably withheld."

         SECTION 3 WAIVER. The Required Banks waive any Event of Default under the Existing Credit Agreement resulting from failure to comply with the financial covenants set forth in Sections 10.6.2, 10.6.3 and 10.6.4 of the Existing Credit Agreement for the Fiscal Quarter ended September 30, 2000 and from the failure to apply the Net Cash Proceeds from the issuance of $4,100,000 of preferred stock during the Fiscal Quarter ended September 30, 2000 in conformity with the requirements of Sections 6.3.2 and 6.3.3 of the Existing Credit Agreement. The Required Banks further waive any Event of Default resulting from the failure to comply with Section 10.6.7 of the Existing Credit Agreement for the Fiscal Quarters ending September 30, 2000, December 31, 2000 and March 31, 2001. This waiver is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever.

         SECTION 4 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Administrative Agent that:

         4.1 Authorization; No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Amended Credit Agreement are duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of, or constitute any default under any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or any material agreement or other document binding upon or applicable to the Company or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to the Company or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien in any of the properties of the Company or any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to the Company or any of its Subsidiaries.

         4.2 Due Execution; Enforceability. This Amendment has been duly executed and delivered by the Company and, together with the Amended Credit Agreement, is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

         4.3 Reaffirmation of Warranties. The warranties contained in Section 9 of the Existing Credit Agreement are true and correct on the date of this Amendment, except to the extent that such warranties (a) solely relate to an earlier date or (b) are changed by circumstances or events that do not constitute a breach of the covenants set forth in Section 10 of the Amended Credit Agreement.

         SECTION 5 CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof upon satisfaction of all of the following conditions (such date is herein called the "Amendment Effective Date"):

         5.1 Receipt of Documents. The Administrative Agent shall have received all of the following, each duly executed and dated the date of its delivery and in form and substance satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts to provide one for each Bank:

         (a) Amendment. Counterpart originals of this Amendment, duly executed by the Company, the Banks and the Administrative Agent. For purposes hereof, a facsimile executed copy shall be treated as an original.

         (b) Resolutions; Incumbency. A certificate of the secretary or an assistant secretary of the Company, substantially in the form of Attachment A to this Amendment, with respect to resolutions of the Board of Directors of the Company and the names and signatures of the officers of the Company authorized to execute and deliver this Amendment, together with a sample of the true signature of each such officer. (The Administrative Agent and each Bank may conclusively rely on such certificate until formally advised by a like certificate of any changes therein, and may conclusively rely on any such subsequent certificate.)

         (c) Consents. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental and regulatory approvals with respect to this Amendment.

         (d) Side Letter. Counterpart originals of the side letter dated of even date herewith, duly executed by the Company, the Banks and the Administrative Agent. For purposes hereof, a facsimile executed copy shall be treated as an original.

         (e) Amendment to Subordination Agreement. Counterpart originals of the amendment to the Subordination Agreement dated June 30, 2000 between Stout Partnership and the Company, duly executed by the Company and Stout Partnership. For purposes hereof, a facsimile executed copy shall be treated as an original.

         (f) Other. Such other documents as the Agent or any Bank may reasonably request.

         5.2 Other Conditions. The following further conditions precedent shall have been satisfied:

         (a) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         (b) Certificate. The Administrative Agent shall have received a certificate, dated such date as shall be acceptable to the Administrative Agent and signed by the president or a vice president of the Company, substantially in the form of Attachment B to this Amendment, as to the matters set forth in Sections 4.3 and 5.2(a).

         (c) Fees. The Company shall have paid to the Administrative Agent for the account of each Bank, a fee of 1/4% of each Bank's Commitment and shall have paid all other fees and expenses then due and payable.

         SECTION 6 Miscellaneous.

         6.1 Additional Fees. The Company agrees to pay the Administrative Agent for the account of each Bank a fee equal to 1/2% of each Bank's Commitment as of the Amendment Effective Date on the earlier of June 30, 2001 and the consummation of the sale of Clean Earth, Inc.

         6.2 Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent (including fees, charges and expenses of counsel for the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6.2 shall survive any termination of this Amendment and the Amended Credit Agreement.

         6.3 Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

         6.4 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         6.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered (including by facsimile), shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         6.6 Reference to Credit Agreement. Except as herein amended, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendment to the Existing Credit Agreement accomplished hereby, each reference in the Amended Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Existing Credit Agreement in any Note and in any other agreement, document or other instrument executed and delivered pursuant to the Amended Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

         6.7 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Banks. Notwithstanding the foregoing, the Company shall not assign its rights or duties hereunder without the consent of the Administrative Agent and the Banks.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                            U.S. PLASTIC LUMBER CORP.

                                            By:  /s/  JOHN W. POLING
                                               -------------------------------
                                            Print Name:  John W. Poling
                                            Title:  Chief Financial Officer

                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent

                                            By:  /s/  KRISTINE D. HYDE
                                               -------------------------------
                                            Print Name:  Kristine D. Hyde
                                            Title:  Vice President

BANKS

                                            BANK OF AMERICA, N.A., as Issuing
                                            Bank and Swing Line Bank

                                            By:  /2/  STEVEN R. ARENTSEN
                                               -------------------------------
                                            Print Name:  Steven R. Arentsen
                                            Title:  Senior Vice President

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as a Bank

                                            By:  /s/
                                               -------------------------------
                                            Print Name:
                                            Title:


                                            UNION PLANTERS BANK, as a Bank

                                            By:  /s/  THOMAS D. THURSTON
                                               -------------------------------
                                            Print Name:  Thomas D. Thurston
                                            Title:  Vice President